Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-187624, 333-203182, and 333-203183) and Form S-8 (File Nos. 333-172145 and 333-206050) of Summit Hotel Properties, Inc. of our report dated December 23, 2015 relating to the financial statements of Noble Portfolio, which appears in this Current Report on Form 8-K/A of Summit Hotel Properties, Inc.

/s/ PricewaterhouseCoopers, LLP

Atlanta, Georgia
January 4, 2016